UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)
Registrant’s telephone number, including area code:	(716) 857-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 20, 2006, National Fuel Gas Company (the “Company”) issued a press release regarding a significant charge to earnings for the quarter ended June 30, 2006. A copy of the press release is hereby incorporated by reference into this Item 2.02 and furnished as part of this Current Report as Exhibit 99.

Neither the furnishing of the press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations, and changes in laws and regulations relating to repeal of the Public Utility Holding Company Act of 1935; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; failure of the price differential between heavy sour crude oil and light sweet crude oil to return to its historical norm; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits
	(c)	Exhibits

Exhibit 99	Press Release issued July 20, 2006 regarding third quarter charge

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ James R. Peterson

James R. Peterson

Assistant Secretary

Dated: July 20, 2006

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release issued July 20, 2006 regarding

third quarter charge